UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 8, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC873(6-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.	1 of 5

SECTION 8 - Other events

Item 8.01. Other Events.

On March 8, 2005, VendingData Corporation (the “Company”) entered into a repurchase agreement with certain parties affiliated with Triage Capital LF Group and Leonid Frenkel. Through this agreement, the Company repurchased an aggregate of Four Hundred Forty-Eight Thousand Fifty-Three (448,053) shares of its common stock, representing all of the shares of common stock owned of record and in street name by said parties, in exchange for the issuance of warrants to purchase an equal number of shares of common stock. The warrants have an exercise price of $.01 per underlying share, may not be exercised until after April 8, 2006 and until the holder or an affiliated party is in compliance with the registration requirements of the Investment Advisor Act of 1940, as amended, and expire on April 8, 2010. Notwithstanding the limitations on exercise, the warrants are exercisable upon a change of control involving the Company; provided, however, the resulting shares of common stock will not have any voting rights. The Company has granted piggy-back registration rights with respect to the shares of common stock underlying the warrants.

The Company relied upon the private placement exemption under Section 4(2) of the Securities Act of 1933 for the issuance of warrants.

2 of 5

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 10.1 Repurchase Agreement.

Exhibit 10.2 Form of Warrant to Purchase Shares of Common Stock.

3 of 5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VendingData Corporation
(Registrant)

Date: April 13, 2005
	By:	/s/ Douglas H. Caszatt
Douglas H. Caszatt
	Its:	Acting Chief Financial Officer and Secretary

4 of 5

EXHIBIT INDEX

Exhibit No.	Description

10.1	Repurchase Agreement.

10.2	Form of Warrant to Purchase Shares of Common Stock.

5 of 5